Exhibit 99.1

Indivior Reports Fourth Quarter and Full-Year 2025 Financial Results

•   Generated Record Quarterly and Full-Year Total SUBLOCADE® Net Revenue of $252 Million and $856 Million

•   Achieved Quarterly and Full-Year GAAP Net Income of $102 Million and $210 Million;

Non-GAAP Quarterly and Full-Year Net Income of $107 Million and $320 Million

•   Delivered Record Quarterly and Full-Year Adjusted EBITDA of $142 Million and $428 Million

•   Entered Phase II of the Indivior Action Agenda – Accelerate – on January 1, 2026

•   Authorized New $400 Million Share Repurchase Program

•   Reaffirmed Full-Year 2026 Financial Guidance Announced on January 8, 2026

•   Conference Call at 8:00 A.M. EST Today

Richmond, VA, February 26, 2026 – Indivior Pharmaceuticals, Inc. (Nasdaq: INDV) today reported its financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update.

“In 2025 we successfully completed Phase I of the Indivior Action Agenda – Generate Momentum,” said Joe Ciaffoni, Chief Executive Officer. “We sharpened our focus on our highest growth opportunity, U.S. SUBLOCADE, established our “go-forward” operating model and strengthened our financial profile. We are now executing Phase II of the Indivior Action Agenda – Accelerate, which includes accelerating SUBLOCADE throughout 2026 and immediately accelerating adjusted EBITDA and cash flow at a faster rate. We expect our increased cash flow will enable us to strategically deploy capital to create value for our shareholders.”

“We delivered on our financial commitments in 2025, growing total SUBLOCADE net revenue 13% and adjusted EBITDA 20%, while positioning Indivior for acceleration in 2026,” said Ryan Preblick, Chief Financial Officer. “In 2026, we expect to deliver SUBLOCADE dispense unit growth in the mid-teens with operating expenses that will not exceed $450 million, and generate approximately $300 million in cash flow from operations. Our capital deployment priorities include managing our debt, opportunistically deploying our new $400 million share repurchase program and evaluating business development opportunities as we earn our way to Phase III of the Indivior Action Agenda – Breakout.”

Business Highlights:

•

Grew total SUBLOCADE full-year 2025 net revenue to $856 million, up 13% year-over-year, and fourth quarter 2025 total SUBLOCADE net revenue to $252 million, up 30% year-over-year. Full-year 2025 U.S. SUBLOCADE net revenue increased 13% to $794 million versus the prior year, driven by 7% dispense unit volume growth. Fourth quarter 2025 U.S. SUBLOCADE net revenue increased 29% to $233 million versus the prior year quarter, driven by 12% dispense unit volume growth. Net revenue in both periods also benefited from gross-to-net adjustments.

•

Launched a nationwide direct-to-consumer (DTC) campaign – Move Forward in Recovery – on October 1, 2025, to expand the awareness of SUBLOCADE and long-acting injectables (LAIs) for the treatment of moderate to severe opioid use disorder (OUD).

•	Concluded the legacy U.S. Department of Justice (DOJ) matter on November 20, 2025, by paying in full the outstanding obligation of $295 million associated with the matter.

•

Expanded U.S. indexation with inclusion in the S&P SmallCap 600® Index on December 22, 2025, in addition to inclusion in the Russell Indices, MSCI U.S. Indices (including the U.S. Small Cap Index) and the S&P Total Market Index earlier in 2025.

•

Completed Phase I of the Indivior Action Agenda — Generate Momentum – on December 31, 2025, which included growing U.S. SUBLOCADE net revenue, simplifying the organization and transforming the Company’s operating model.

•

Entered Phase II of the Indivior Action Agenda – Accelerate – on January 1, 2026, which includes accelerating U.S. SUBLOCADE dispense unit growth to the mid-teens and net revenue throughout 2026 and immediately accelerating adjusted EBITDA and cash flow at a faster rate.

•

Completed the redomiciliation from the United Kingdom to the United States on January 26, 2026. As a result, Indivior Pharmaceuticals, Inc., a new Delaware corporation (“IPI”), has become the new parent company.

•	Announced today a new share repurchase program of up to $400 million with a term of up to 18 months. Repurchases will be made opportunistically from available cash.

Full-Year 2026 Financial Guidance:

Full-year financial guidance assumes no material change in exchange rates for key currencies compared with 2025 average rates, notably USD/GBP and USD/EUR.

Net Revenue	$1,125 million to $1,195 million
Total SUBLOCADE Net Revenue	$905 million to $945 million
Non-GAAP Operating Expenses	$430 million to $450 million
Adjusted EBITDA*	$535 million to $575 million

*	See reconciliation of non-GAAP measures beginning on page 8.

Financial Results for Quarter Ended December 31, 2025

•

Total net revenue was $358 million for the quarter ended December 31, 2025 (the 2025 quarter), compared to $298 million for the quarter ended December 31, 2024 (the 2024 quarter), representing a 20% increase year-over-year. Total SUBLOCADE net revenue was $252 million for the 2025 quarter, compared to $194 million for the 2024 quarter, representing a 30% increase year-over-year.

•

GAAP operating expenses were $211 million for the 2025 quarter, compared to $205 million for the 2024 quarter, representing a 3% increase year-over-year. Non-GAAP operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $164 million for the 2025 quarter, compared to $179 million for the 2024 quarter, representing an 8% decrease year-over-year.

•

GAAP net income for the 2025 quarter was $102 million ($0.79 diluted earnings per share), compared to GAAP net income for the 2024 quarter of $21 million ($0.17 diluted earnings per share). Non-GAAP net income for the 2025 quarter was $107 million ($0.82 diluted earnings per share), compared to non-GAAP net income for the 2024 quarter of $47 million ($0.37 diluted earnings per share).

•	Adjusted EBITDA for the 2025 quarter was $142 million, compared to $75 million for the 2024 quarter, representing a 91% increase year-over-year.

•

The Company ended the 2025 quarter with cash and investments of $222 million, down from $347 million as of December 31, 2024. During 2025, the Company elected to use $295 million of cash on hand to fully prepay legacy DOJ liabilities.

Financial Results for Year Ended December 31, 2025

•

Total net revenue was $1,239 million for the year ended December 31, 2025 (FY 2025), compared to $1,188 million for the year ended December 31, 2024 (FY 2024), representing a 4% increase year-over-year. Total SUBLOCADE net revenue was $856 million for FY 2025, compared to $756 million for FY 2024, representing a 13% increase year-over-year.

•

GAAP operating expenses were $732 million for FY 2025, compared to $919 million for FY 2024, representing a 20% decrease year-over-year. Non-GAAP operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $622 million for FY 2025, compared to $655 million for FY 2024, representing a 5% decrease year-over-year.

•

GAAP net income for FY 2025 was $210 million ($1.64 diluted earnings per share), compared to GAAP net income for FY 2024 of $7 million ($0.05 diluted earnings per share). Non-GAAP net income for FY 2025 was $320 million ($2.50 diluted earnings per share), compared to non-GAAP net income for FY 2024 of $240 million ($1.81 earnings per share).

•	Adjusted EBITDA for FY 2025 was $428 million, compared to $358 million for FY 2024, representing a 20% increase year-over-year.

Conference Call and Webcast Details:

A live conference call and webcast presentation will be held on February 26, 2026, at 8:00 A.M. EST. The details to access the conference call and webcast are below. Materials will be available on the Company’s website prior to the event at www.indivior.com.

The webcast link is: https://edge.media-server.com/mmc/p/f78ufsat

Participants may access the presentation telephonically by registering with the following link (please cut and paste into your browser): https://register-conf.media-server.com/register/BI44fe43e28e334eb58b41edf49f6f80ce

(Registrants will have an option to be called back directly immediately prior to the call or be provided a call-in # with a unique pin code following their registration)

About Indivior

As the leader in long-acting injectable treatments for opioid use disorder (OUD), Indivior is singularly focused on delivering evidence-based treatment and advancing understanding of OUD as a chronic but treatable brain disease. For more than 25 years, we have revolutionized the science of addiction medicine — developing treatments that help people move toward long-term recovery with independence and dignity. Building on this heritage, we are ushering in a new era, renewing our commitment to individuals living with OUD and carrying forward what matters most: compassion, integrity, and science. Together – with science, people living with OUD, public health champions, and communities, we are powering recovery and renewing hope. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/Indivior.

In January 2026, Indivior completed its planned change of corporate domicile to the United States pursuant to a court-approved scheme of arrangement under Part 26 of the U.K. Companies Act 2006 (the “Scheme of Arrangement”). Pursuant to the Scheme of Arrangement, each ordinary share in the capital of Indivior PLC was cancelled. In consideration for this cancellation, each stockholder received one share of common stock, par value $0.001 per share, of Indivior Pharmaceuticals, Inc. for every ordinary share they previously held in Indivior PLC. On January 23, 2026, the Scheme of Arrangement became effective and binding on all stockholders of Indivior PLC and Indivior PLC became a wholly-owned subsidiary of Indivior Pharmaceuticals, Inc., thereby completing the U.S. domestication. Because the U.S. domestication was completed after December 31, 2025, the financial statements included herein are those of Indivior PLC.

Non-GAAP Financial Measures:

This announcement includes financial measures that are not defined by US GAAP, such as non-GAAP gross margin, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not a substitute for, or superior to, results presented in accordance with US GAAP. Non-GAAP results as presented by the Company are not necessarily comparable to similarly titled measures used by other companies. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results as reported in accordance with US GAAP. Management performs a quantitative and qualitative assessment to determine if an item should be considered for adjustment.

Non-GAAP financial measures adjust for non-recurring items and other items representing expenses or income that we believe do not reflect the Company’s ongoing operations or the adjustment of which may help with the comparison to prior periods. Non-recurring items and other adjustments are excluded from non-GAAP financial measures consistent with the internal reporting provided to management and the Directors. Examples of such items could include share-based compensation expense, income or restructuring and related expenses from the reconfiguration of the Company’s activities and/or capital structure, impairment of current and non-current assets, gains and losses from the sale of intangible assets, certain costs arising as a result of significant and non-recurring regulatory and litigation matters, and certain tax related matters. Beginning with our Q2 2025 financial release, adjusted EBITDA replaced non-GAAP operating income as a non-GAAP measure. The Company believes adjusted EBITDA may be useful to investors to understand the Company’s performance. In addition, the Company uses “Adjusted EBITDA” in its annual incentive plan in which all executive officers participate. Share-based compensation has been excluded from non-GAAP selling, general and administrative expenses, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA for the current period and prior period comparatives presented.

We have not provided the forward-looking U.S. GAAP equivalents for certain forward-looking non-U.S. GAAP metrics as a result of the uncertainty and potential variability of reconciling items. Accordingly, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K to exclude such reconciliations, as the reconciliations of these non-U.S. GAAP guidance metrics to their corresponding U.S. GAAP equivalents are not available without unreasonable effort.

Columns and rows within financial tables may not foot due to rounding. Percentages and per share data have been calculated using actual, non-rounded figures.

Important Cautionary Note Regarding Forward-Looking Statements:

This announcement contains certain statements that are forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, among other things, express and implied statements regarding: our 2026 financial guidance including with respect to net revenue, total SUBLOCADE net revenue; non-GAAP operating expenses, and Adjusted EBITDA; our expectation that we will accelerate SUBLOCADE net revenue, adjusted EBITDA, and cash flow; our expectation that we will be able to strategically deploy capital to create value for our patients and shareholders; expected annual operating expense savings; our intention to strategically deploy capital including continuing to invest behind U.S. SUBLOCADE, managing our debt, and opportunistically repurchasing shares; expected future share repurchases, and the amount of shares that might be repurchased; and other statements containing the words “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “forecast,” “strategy,” “target,” “guidance,” “outlook,” “potential,” “project,” “priority,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and only express management’s beliefs regarding future results or events which, by their nature, are inherently uncertain and outside of management’s control or predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of factors, including but not limited to: lower than expected future sales of our products; greater than expected impacts from competition; and unanticipated costs including the effects of potential tariffs and potential retaliatory tariffs. For additional information about some of the risks and important factors that could affect our future results and financial condition, see “Important Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in Indivior’s Annual Report on Form 10-K filed March 3, 2025, our Forms 10-Q filed May 1, 2025, July 31, 2025, October 30, 2025, and our other filings with the U.S. Securities and Exchange Commission.

We have based the forward-looking statements in this report on our current expectations and beliefs concerning future events. Forward-looking statements contained in this report speak only as of the day they are made and, except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether due to new information, or to reflect events or developments that occur after the date the statement was made.

For Further Information

Investors	Jason Thompson	VP, Investor Relations	+1 804 402 7123 jason.thompson@indivior.com

Media	Cassie France-Kelly	VP, Communications	+1 804 594 0836 Indiviormediacontacts@indivior.com

Indivior

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net revenue	$358	$298	$1,239	$1,188
Cost of sales	66	48	246	231

Gross profit	291	250	994	957

Selling, general and administrative	189	175	634	612
Research and development	21	31	97	107
Acquired in-process research and development	—	—	—	1
Litigation settlement	2	(1)	3	195
Other operating (income) expense, net	(2)	—	(3)	4

Operating income	81	46	262	38

Interest (income)[1]	(6)	(5)	(22)	(23)
Interest expense[1]	6	13	45	41

Income before income taxes	81	38	239	20

Income tax (benefit) expense[1]	(21)	17	29	13

Net income	$102	$21	$210	$7

[1] Sign convention has been revised for all periods presented

Earnings per share
Basic	$0.82	$0.17	$1.68	$0.05
Diluted	$0.79	$0.17	$1.64	$0.05

Columns may not foot due to rounding. Per share data has been calculated using actual, non-rounded figures.

Indivior

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated balance sheets

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$195	$319
Short-term investments	—	1
Accounts receivable, net of allowances of $4 (2025) and $3 (2024)	253	254
Inventories	153	167
Prepaid expenses	34	31
Current tax receivable	2	33
Other current assets	16	21

Total current assets	652	827

Long-term investments	28	27
Property, plant and equipment, net	144	100
Operating lease right of use assets, net	26	39
Goodwill and other intangible assets, net	2	6
Deferred tax assets	323	277
Other noncurrent assets	27	39

Total assets	$1,201	$1,316

Liabilities and shareholders’ deficit
Current liabilities
Accrued rebates and product returns	$582	$562
Accounts payable and accrued expenses	250	216
Accrued litigation settlement expenses, current	42	99
Current portion of long-term debt	29	18
Operating lease liabilities, current	10	10
Income taxes payable	2	7
Other current liabilities	—	11

Total current liabilities	914	924

Long-term debt, less current portion	290	315
Accrued litigation settlement expenses, noncurrent	52	365
Operating lease liabilities, noncurrent	22	32
Other noncurrent liabilities	21	18

Total liabilities	1,300	1,652

Shareholders’ deficit
Common stock, par value $0.50 per share Issued shares: 125 (2025) and 125 (2024)	62	62
Additional paid-in capital	112	90
Share repurchase commitment	—	(10)
Accumulated other comprehensive loss	(30)	(36)
Accumulated deficit	(243)	(443)

Total shareholders’ deficit	(98)	(337)

Total liabilities and shareholders’ deficit	$1,201	$1,316

Columns may not foot due to rounding.

Indivior

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of cash flows

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$210	$7
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10	16
Amortization of right-of-use assets	10	12
Share-based compensation expense	26	24
Impairment of tangible and intangible assets	19	8
Unrealized loss on equity investments	—	9
Deferred income taxes	(46)	7
Acquired in-process research and development	—	1
Impact from foreign exchange movements	1	(2)
Change in operating assets and liabilities	(257)	(46)

Net cash (used in) provided by operating activities	(27)	36
Cash flows from investing activities:
Purchases of property and equipment	(66)	(29)
Purchases of in-process research and development and intangible assets	(1)	(2)
Purchases of investments in debt securities	(20)	(17)
Sales and maturities of debt securities	19	117

Net cash (used in) provided by investing activities	(66)	69
Cash flows from financing activities:
Proceeds from the issuance of common stock	2	3
Cash paid for repurchases of common stock	(11)	(173)
Proceeds from debt, net	—	332
Repayments of debt	(17)	(240)
Other	—	(2)
Settlement of tax on equity awards	(5)	(22)

Net cash used in financing activities	(30)	(102)

Net (decrease) increase in cash and cash equivalents	(124)	3
Exchange differences	(1)	—
Cash and cash equivalents at beginning of period	319	316

Cash and cash equivalents at end of period	$195	$319

Columns may not foot due to rounding.

Indivior

(Amounts in millions, except per share data and percentages)

(Unaudited)

Selected revenue and expense information

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
US:
SUBLOCADE*	$233	$180	$794	$704
Sublingual & other	69	62	226	250
OPVEE[1]	—	—	8	15
PERSERIS[2]	6	9	24	40

Total U.S.	308	251	1,053	1,008
Rest of World	50	47	186	179

Net revenue	$358	$298	$1,239	$1,188

*Total SUBLOCADE net revenue	$252	$194	$856	$756
Selling, general and administrative expenses (SG&A):
Selling and marketing	$100	$68	$315	$255
General and administrative	89	108	319	357

Total selling, general and administrative expenses	$189	$175	$634	$612

Columns may not foot due to rounding.

[1]	Discontinued sales and marketing support for OPVEE® during Q3 2025.
[2]	Marketing and promotion activities for PERSERIS were discontinued in July 2024.

Reconciliation of GAAP to non-GAAP financial information

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP gross profit	$291	$250	$994	$957
Adjustments within cost of sales
Manufacturing transition	1	—	5	—
Discontinuation of OPVEE	3	—	33	—
Corporate initiative transition[1]	9	—	9	—
Discontinuation of PERSERIS	—	(2)	—	40

Adjustments in cost of sales	12	(2)	47	40

Non-GAAP Gross Profit	$304	$248	$1,040	$997

Columns may not foot due to rounding.

[1]	Consists primarily of inventory write-downs related to the optimization of the Rest of World business

We define non-GAAP gross margin % as non-GAAP gross profit divided by net revenue.

Indivior

(Amounts in millions, except per share data and percentages)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP selling, general and administrative expenses	$189	$175	$634	$612
Adjustments within SG&A
Share-based compensation	5	6	26	24
Corporate initiative transition[1]	33	—	61	—
Manufacturing transition	2	0	2	0
Restructuring and other costs, including severance costs	—	13	—	13
Debt refinancing costs	—	4	—	4
Discontinuation of PERSERIS	—	—	—	12
Acquisition-related costs[2]	—	—	—	4
U.S. listing costs	—	—	—	4

Less: Adjustments in selling, general and administrative expenses	41	23	89	61

Non-GAAP selling, general and administrative expenses	148	152	545	552

Columns may not foot due to rounding.

[1]	Includes legal and consulting costs and expenses related to severance.
[2]	Non-recurring costs related to the acquisition and integration of the aseptic manufacturing site acquired in November 2023.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP research and development expenses	21	31	97	107

Adjustments within research and development expenses
Corporate initiative transition[1]	4	—	17	—
Impairment of products in development and related fees	—	4	—	4

Less: Adjustments in research and development expenses	4	4	17	4

Non-GAAP research and development expenses	17	27	80	103

Columns may not foot due to rounding.

[1]	Includes expenses related to severance and impairment related to planned facility closures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP operating expenses	211	205	732	919
Share-based compensation	5	6	26	24
Corporate initiative transition[1]	37	—	78	—
Manufacturing transition	2	—	2	—
Discontinuation of PERSERIS	—	—	—	12
Acquisition-related costs	—	—	—	4
Restructuring and other costs, including severance costs	—	13	—	13
Debt refinancing costs	—	4	—	4
U.S. listing costs	—	—	—	4
Contract termination fee	—	4	—	4
Litigation settlement expense	2	(1)	3	195
Mark-to-market on equity investments	—	—	—	5

Less: Adjustments in operating expenses	47	26	109	265

Non-GAAP operating expenses	164	179	622	655

[1]	Includes expenses related to severance and impairment related to planned facility closures.

Indivior

(Amounts in millions, except per share data and percentages)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP tax (benefit) expense	$(21)	$17	$29	$13
Tax on non-GAAP adjustments	(15)	(2)	(40)	(68)
Tax settlement[1]	—	—	32	—
Other tax non-GAAP adjustments	(40)	—	(42)	(7)

Less: Adjustments in tax expenses	(55)	(2)	(51)	(75)

Non-GAAP tax expense	$34	$18	$80	$88

Columns may not foot due to rounding.

[1]

Reflects an HMRC settlement which became probable during the second quarter, relating to aspects of prior years’ intercompany financing arrangements. The settlement is not expected to impact our future tax rates.

The 2025 YTD effective tax rate was 12% (2024 YTD: 65%). On a non-GAAP basis, the 2025 YTD effective tax rate was 20% (2024 YTD: 27%). We define Non-GAAP effective tax rate as Non-GAAP tax expense divided by Non-GAAP income before taxation.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP net income	$102	$21	$210	$7

Adjustments in cost of sales	12	(2)	47	40
Adjustments in selling, general and administrative expenses	41	23	89	61
Adjustments in research and development expenses	4	4	17	4
Litigation settlement expenses	2	(1)	3	195
Adjustments in net other operating income	—	—	—	5
Adjustments in interest expense[1]	—	3	4	3
Adjustments in tax expenses	(55)	(2)	(51)	(75)

Non-GAAP net income	$107	$47	$320	$240

Non-GAAP diluted earnings per share	$0.82	$0.37	$2.50	$1.81

Shares used in computing diluted non-GAAP earnings per share	130	127	128	133

Columns may not foot due to rounding.

[1]	Reflects interest related to an HMRC settlement which became probable during the second quarter.

Indivior

(Amounts in millions, except per share data and percentages)

(Unaudited)

Non-GAAP diluted earnings per share

Management believes that non-GAAP diluted earnings per share, adjusted for the impact of non-recurring items and other adjustments after the appropriate tax amount, may provide meaningful information on underlying trends to shareholders in respect of earnings per ordinary share. Weighted average shares used in computing non-GAAP diluted earnings per share are included in the table above. A reconciliation of GAAP net income to non-GAAP net income is included above.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, as well as share-based compensation and other adjustments reflecting changes in our business that do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$102	$21	$210	$7
Interest (income)	(6)	(5)	(22)	(23)
Interest expense	6	13	45	41
Income tax (benefit) expense	(21)	17	29	13
Depreciation and amortization	2	6	10	16
Share-based compensation expense	5	6	26	24
Corporate initiative transition	46	—	87	—
Manufacturing transition	3	—	7	—
Discontinuation of OPVEE sales and marketing	3	—	33	—
Discontinuation of PERSERIS	—	(2)	—	52
Acquisition-related costs	—	—	—	4
U.S. listing costs	—	—	—	4
Contract termination fee	—	4	—	4
Restructuring - severance and other	—	12	—	12
Debt refinancing costs	—	4	—	4
Legal costs/provision	2	(1)	3	195
Impairment of equity investment	—	—	—	5

Adjusted EBITDA	$142	$75	$428	$358

Columns may not foot due to rounding.